Exhibit 15

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 12, 2005 on our review of interim financial information of Protective Life Insurance Company and its subsidiaries (the “Company”) for the three-month and six-month periods ended June 30, 2005 and 2004, and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, is incorporated by reference in the Company’s registration statement on Form S-3 (File No. 333-100944).

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
August 15, 2005